    As filed with the Securities and Exchange Commission on November 27, 2002
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                PARTHUSCEVA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                             77-0556376
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

2033 Gateway Place, San Jose, California                       95110-1002
(Address of Principal Executive Offices)                       (Zip Code)

                            2002 Stock Incentive Plan
                        2002 Employee Stock Purchase Plan
                            2000 Stock Incentive Plan
                 Parthus Technologies 2000 Share Incentive Plan
      Chicory Systems, Inc. 1999 Employee Stock Option/Stock Issuance Plan
                            (Full Title of the Plans)

                                 Kevin Fielding
                      President and Chief Executive Officer
                                ParthusCeva, Inc.
                          2033 Gateway Place, Suite 150
                         San Jose, California 95110-1002
                     (Name and Address of Agent For Service)
                                 (408) 514-2900
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
Title of Securities         Amount to be         Offering Price Per     Aggregate Offering          Amount of
  to be Registered         Registered(1)                Share                  Price            Registration Fee
--------------------- ------------------------- ---------------------- ---------------------- ----------------------
Common Stock,
$0.001 par value        6,252,881 shares(2)           $10.43(3)           $65,224,873(3)            $6,000.69
per share
====================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consists of (i) 1,800,000 shares issuable under the 2002 Stock Incentive Plan, (ii) 1,000,000 shares issuable under the 2002 Employee Stock Purchase Plan, (iii) 1,915,893 shares issuable under the 2000 Stock Incentive Plan, (iv) 1,526,947 shares issuable under the Parthus Technologies 2000 Share Incentive Plan, and (v) 10,041 shares issuable under the Chicory Systems, Inc. 1999 Employee Stock Option/Stock Issuance Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (a) $5.62, the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market on November 20, 2002, in accordance with Rule 457(c) under the Securities Act of 1933, as amended, for the 1,800,000 shares issuable under the 2002 Stock Incentive Plan and the 1,000,000 shares issuable under the 2002 Employee Stock Purchase Plan which are not subject to outstanding options, (b) $12.45, the weighted average exercise price of the 1,915,893 shares subject to outstanding options granted under the 2000 Stock Incentive Plan, at prices ranging from $4.60 to $26.15, (c) $16.75, the weighted average exercise price of the 1,526,947 shares subject to outstanding options granted under the Parthus Technologies 2000 Share Incentive Plan, at prices ranging from $2.12 to $17.64, and
         (d) $5.94, the weighted average exercise price of the 10,041 shares subject to outstanding options granted under the Chicory Systems, Inc. 1999 Employee Stock Option/Stock Issuance Plan, at prices ranging from $2.05 to $8.39.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.  Registrant Information and Employee Plan Annual Information.

         The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.



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Item 5.  Interests of Named Experts and Counsel.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any actions, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually or reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnification for such expenses despite such adjunction of liability.

         Our Certificate of Incorporation includes provisions that limit the personal liability of our officers and directors for monetary damages for breach of their fiduciary duties as directors, except for liability that cannot be eliminated under the General Corporation Law of the State of Delaware. The General Corporation Law of the State of Delaware does not permit a provision in a corporation's certificate of incorporation that would eliminate such liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and do not apply to the officers of the corporation who are not directors.

         Our Bylaws provide that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, we may indemnify our directors, officers, employees and agents. In addition, we have entered into an indemnification agreement pursuant to which we will indemnify each director and officer to the fullest extent permitted by the General Corporation Law of the State of Delaware. These agreements, among other things, provide for the indemnification of our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of ParthusCeva, arising out of such person's services as director or officer of ParthusCeva or any other company or enterprise to which such person provides services at our request to the fullest extent permitted by applicable law. We believe that these provisions and agreements will assist us in attracting and

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retaining qualified persons to serve as directors or officers. At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ParthusCeva in accordance with the provisions contained in our charter documents, Delaware law or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ParthusCeva in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

         We maintain insurance on behalf of our officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of such status.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Republic of Ireland, on this 27th day of November, 2002.

                                      PARTHUSCEVA, INC.

                                      By: /s/ Kevin Fielding
                                          ------------------
                                          Kevin Fielding
                                          President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of ParthusCeva, Inc., hereby severally constitute and appoint Eliyahu Ayalon, Brian Long and Kevin Fielding, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable ParthusCeva, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                         Date
     ---------                          -----                         ----

/s/ Kevin Fielding         President, Chief Executive         November 27, 2002
-------------------------  Officer and Director (Principal
Kevin Fielding             executive officer)


/s/ Elaine Coughlan        Chief Financial Officer            November 27, 2002
-------------------------  (Principal financial and
Elaine Coughlan            accounting officer)


/s/ Eliyahu Ayalon         Chairman of the Board              November 27, 2002
-------------------------  of Directors
Eliyahu Ayalon

/s/ Brian Long             Vice Chairman of the Board of      November 27, 2002
-------------------------  Directors
Brian Long

                           Director                           November 27, 2002
-------------------------
Zvi Limon

/s/ Bruce A. Mann          Director                           November 27, 2002
-------------------------
Bruce A. Mann

                           Director                           November 27, 2002
-------------------------
William McCabe

/s/ Sven-Christer Nilsson  Director                           November 27, 2002
-------------------------
Sven-Christer Nilsson

/s/ Louis Silver           Director                           November 27, 2002
-------------------------
Louis Silver

                                INDEX TO EXHIBITS

Number       Description
------       -----------

 5           Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1         Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2         Consent of Ernst & Young Global, Independent Auditors

23.3         Consent of KPMG, Independent Chartered Accountants

24 Power of attorney (included on the signature pages of this registration statement)